EXHIBIT 23(ii)


                        CONSENT OF BRYAN J. YARNELL, ESQ.


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                             BRYAN J. YARNELL, P.A.
                           A PROFESSIONAL CORPORATION

                           ATTORNEY & COUNSELOR AT LAW
                                 954 Fitch Drive
                         West Palm Beach, Florida 33415
                      Tel: 561.478.1157   Fax: 561.712.7889


                                  June 14, 2002

John  W.  Adair
Adair  International  Oil  and  Gas,  Inc
3000  Richmond  Avenue,  Suite  100
Houston,  Texas  77098

     Re:     Consent  to  use  Opinion Regarding Form S-8 Registration Statement

Dear  Mr.  Adair:

     I consent to the filing of my June 14, 2002 Opinion Regarding Form S-8 Registration Statement as an exhibit to the Registration Statement and to the reference in the Registration Statement to Bryan J. Yarnell, Esq. under the heading "Exhibits-Opinion."


                              Sincerely,



                              Bryan  J.  Yarnell


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